EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 154 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated January 15, 2010 which was filed as Exhibit (i) to Post-Effective Amendment No. 152.

/s/ Katy D. Burke Katy D. Burke, Esq.

March 1, 2010
Boston, Massachusetts